Exhibit 10.57

Reliant Pharmaceuticals, LLC 110 Allen Road Liberty Corner, NJ 07938 908-580-1200 Fax: 908-542-9405

                      September 25, 2003

Invemed Catalyst Fund, L.P.
375 Park Avenue, Suite 2205
New York, NY 10152

        Ladies and Gentlemen: This letter agreement grants certain rights to Invemed Catalyst Fund, L.P. (the "Fund") in connection with the Fund's purchase and/or holding of Reliant Pharmaceuticals, LLC (the "Company," it being understood that the term "Company" shall include any successor entity to Reliant Pharmaceuticals, LLC, following its conversion into a corporation) Series D Convertible Preferred Units or Stock, as the case may be (the "Series D Preferred") pursuant to that certain Series D Preferred Unit Subscription Agreement, dated September 25, 2003, by and among the Company, the Fund, Bay City Capital Fund III, L.P., PharmBay Investors, L.L.C. and the other investors party thereto (the "Subscription Agreement").

        As a condition to the Fund's obligation to consummate the purchase of the Series D Preferred under the Subscription Agreement, the Company hereby agrees that the Board of Managers of the Company (the "Board") shall, as of the date hereof, include one person designated by the Fund (the "Fund Designee"), which designee shall initially be Kenneth G. Langone. The Fund Designee shall serve in accordance with the Company's Third Amended and Restated Limited Liability Company Agreement, dated as of September 25, 2003 (as amended from time to time, the "LLC Agreement"). In addition, for so long as the Fund and/or its affiliates owns at least 350,000 units or shares, as the case may be, of the Company's common equity; it being understood that such number shall be adjusted for unit/share splits, combinations or reclassifications of the units/ shares, as the case may be, of the Company's common equity (such number, as adjusted, the "Threshold Amount"), the Company hereby further agrees that the Fund shall have the right to appoint a non-voting representative (the "Fund Observer") to attend meetings of the Board, to change the representative so appointed at any time and, upon the resignation of such representative for any reason, to reappoint such a representative. The Company shall provide the Fund Observer with a copy of any materials to be distributed or discussed at such meetings at the same time as provided to members of the Board. Prior to participation in any meetings of the Board or receipt of any materials relating to the Board, the Fund Observer shall be required to execute an agreement with the Company regarding his/her preservation of the Company's confidential information. The Fund Observer's rights to participate in Board meetings and receive Board materials is conditioned upon and subject to compliance with such confidentiality agreement.

        Following a Qualified Public Offering of the Company, (i) the Company covenants that it shall cause such Fund Designee to be included in the slate of nominees recommended by the Board to the stockholders for election as directors, and (ii) the Company shall use its reasonable best efforts to cause the election of such Fund Designee, including using its reasonable best efforts to cause officers of the Company who hold proxies (unless otherwise directed by the stockholder submitting such proxy), if any, to vote such proxies in favor of the election of such Fund Designee, unless in the case of (i) and/or (ii), the Board determines in good faith, with the advice of outside counsel, that it would be inconsistent with their fiduciary duties to take such actions. As long as the Fund and/or its affiliates continues to beneficially own a number of units/ shares, as the case may be, of the Company's common equity equal to the Threshold Amount, in the event that the Fund Designee shall cease to serve as a director for any reason, the Company shall use its reasonable best efforts to cause any vacancy resulting thereby to be filled by another designee of the Fund.

        The Additional Rights (as defined below) granted under this letter shall be suspended during any period in which the Company's Board includes a representative then currently designated by the Fund as described above. The Additional Rights granted under this letter shall cease if the Fund and/or its affiliates shall fail to hold a number of units/ shares, as the case may be, of the Company's common equity equal to at least the Threshold Amount.

        Subject to the above limitations, the Fund shall have the following rights (the "Additional Rights"), the exercise of which may not materially interfere with the operation of the Company and its business:

  (a)
  to examine (and copy, to the extent practicable) true and correct copies of all material documents, reports, financial data and other information regarding the Company and its subsidiaries as may be reasonably requested by the Fund;

  (b)
  to consult with and advise the management of the Company and its subsidiaries on significant business issues, including , without limitation, management's proposed quarterly and annual operating plans, at such reasonable times as may be requested by the Fund;

  (c)
  to discuss the Company's and the Company's subsidiaries' business and affairs with the Company's and the Company's subsidiaries' officers, directors and, to the extent they consent (after the Company uses its reasonable best efforts to obtain their consent), the outside accountants, at such reasonable times as may be requested by the Fund; and

  (d)
  to visit and inspect any of the Company's and the Company's subsidiaries' properties and facilities, including but not limited to books of account, at such reasonable times as may be requested by the Fund.

        In addition to the above rights, the Company agrees to deliver to the Fund:

  (a)
  as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period and consolidated statement of operations and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of year-end adjustments;

  (b)
  as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year and consolidated statements of operations and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation; and

  (c)
  to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended, actually prepared by the Company as soon as available.

        In no event shall the Company be required to provide access to any information that the Company reasonably believes (based on the advice of outside counsel) would constitute attorney/client privileged communications. The Company acknowledges and agrees that the preceding sentence is not intended to prevent the Fund from obtaining information necessary for the Fund to substantially participate in, or substantially influence the conduct of, management of the Company within the meaning of Department of Labor Regulation Section 2510.3-101(d).

        This letter shall be governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

        Signature page follows.

        Our respective signatures below indicate our mutual assent to the terms of this letter agreement as of the date set forth above.

Very truly yours,

RELIANT PHARMACEUTICALS, LLC
	By:	Name: Title:
Agreed to and accepted:
INVEMED CATALYST FUND, L.P.
By: Name: Title:

3